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                                                                   EXHIBIT 99.2

                      CONSENT OF NEEDHAM & COMPANY, INC.

  We hereby consent to the inclusion in the Proxy Statement/Prospectus of United States Filter Corporation and Unit Instruments, Inc. forming part of this Registration Statement on Form S-4 of our opinion dated November 10, 1998 to the Board of Directors of Unit Instruments, Inc. attached as Appendix B to such Proxy Statement/Prospectus and to the references to our opinion under the captions "Summary--Opinion of Financial Advisor" and "The Merger and Related Transactions--Background of the Merger," "--Reasons for the Merger," and "-- Opinion of Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          /s/ NEEDHAM & COMPANY, INC.

December 16, 1998